STIFEL FINANCIAL CORP.
Form 8-K Dated November 6, 2006
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza | 501 North Broadway | St. Louis, MO 63102 | (314) 342-2000

For further information contact:

James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Third Quarter Results
Record Quarterly Revenue of $115 Million, up 76%
Core diluted EPS $0.69, up 77%
GAAP diluted EPS $0.39

St. Louis, Missouri - November 6, 2006 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $5.4 million, or $0.39 per diluted share, on record revenue of $115 million for the quarter ended September 30, 2006. For the comparable quarter of 2005, net income was $4.9 million, or $0.39 per diluted share, on revenue of $65 million. For the nine months ended September 30, 2006, we posted net income of $8.2 million, or $0.59 per diluted share, on record revenue of $336 million, compared with $14.9 million, or $1.19 per diluted share, on revenue of $192 million, for the same period one year earlier.

At September 30, 2006, our equity was $211 million, resulting in book value per share of $18.39.

After adjusting for acquisition related charges, principally compensation expense recorded for stock-based awards offered to key associates of LM Capital Markets, non-GAAP net income and non-GAAP earnings per diluted share, our "Core earnings", were $9.6 million and $0.69 for the third quarter of 2006 and $27.7 million and $1.99 for the first nine months of 2006. As compared to the prior year, Core earnings increased 97% and 86% for the quarter and nine months ended, respectively. A reconciliation between our GAAP results and Core earnings is discussed below.

Business Highlights

  Our Private Client Group ("PCG"), Equity Capital Markets ("ECM"), and Fixed Income Capital Markets ("FICM") achieved record revenue and profits for quarter and nine-months ended September 30, 2006.

  Our third quarter revenue grew to a record $115.2 million, a 76% increase over the prior year third quarter.

  Our nine month revenue grew to a record $336.2 million, a 75% increase over the prior year.

  Our combined capital markets revenue (sales, trading, and investment banking) grew to a record $56.7 million, up 383%, over the prior year third quarter. For the nine months, capital market revenue totaled $155.2 million, up 296%, over the prior year.

  We continued our expansion of the PCG opening 3 branch offices during the quarter for a total of 100.

  Our number of PCG investment executives that we employ, including independent contractors, has increased to 680 at September 30, 2006.

  For the nine months ending September 30, 2006, utilizing Core earnings, pretax margin was 15% and annualized return on average equity totaled 19%.

  Asset management and service fees increased 27% to $14.6 million over the prior year third quarter, and increased 36% for the nine months as compared to 2005.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Our third quarter results begin to demonstrate the earnings power of our Company. While pleased with these results, we see opportunity to significantly increase market share in all of our business segments."

Revenue

As a result of our Legg Mason Capital Markets ("LM Capital Markets") acquisition we added 429 associates and 22 offices on December 1, 2005. Unless noted otherwise, our increase in revenue and non-interest expenses for the quarter and year-to-date for the total company and segment can be attributed principally to the acquisition and increased number of PCG offices and increased number of PCG investment executives.

Commission and Principal Transactions

Third Quarter

Commission and principal transaction revenue increased 87% to $70.0 million from $37.4 million in the same period last year with increases of 5%, 1,255% and 851% in PCG, ECM, and FICM, respectively.

First Nine Months

Commission and principal transaction revenue increased 95% to $208.7 million from $107.0 million in the same period last year with increases of 13%, 1,082% and 465% in PCG, ECM, and FICM, respectively.

Investment Banking Revenue

Third Quarter

Investment banking revenue increased to $19.7 million from $11.7 million in the same period last year. Capital raising revenue increased 7% to $10.5 million compared to $9.8 million in the third quarter of 2005. Strategic advisory revenue increased 388% as compared to the same period last year.

First Nine Months

Investment banking revenue have increased 25% to $51.2 million from $41.1 million from the same period last year. Capital raising revenue decreased 37% to $22.2 million from $35.6 million in the prior year, offset by an increase in strategic advisory fees of 420% to $28.9 million from $5.6 million in the same prior year period.

Asset Management and Service Fees

Third Quarter

Asset management and service fees increased 27% to $14.6 million from $11.4 million in the third quarter of last year due to a 37% increase in the number of our managed accounts and a 52% increase in the value of assets under management in those accounts.

First Nine Months

Year to date asset management and service fees increased 36% to $42.3 million from $31.0 million in the prior year as a result of a 38% increase in the number of our managed accounts and a 77% increase in the value of assets under management in those accounts.

Net Interest Revenue

Third Quarter

Net interest revenue increased 43% to $4.5 million from $3.1 million in the same period last year due principally to increased interest charged on customer margin accounts and increased interest earned on fixed income inventory held for sale to customers offset by increased costs to carry higher levels of firm inventory, increased rates charged for bank borrowings and stock loans to finance customer borrowings, and increased interest expense on debenture issued in the third quarter of calendar 2005. Weighted average effective external rates increased 39% over the prior year to 4.16% resulting from the Federal Reserve Board's increase in the Fed funds rate.

First Nine Months

Net interest revenue increased 35% to $11.6 million from $8.6 million in the same period last year due principally to increased revenue from stock borrow activities, increased interest charged on customer margin accounts and increased interest earned on fixed income inventory held for sale to customers offset by increased costs to carry higher levels of firm inventory, increased rates charged for bank borrowings and stock loans to finance customer borrowings, and increased interest expense on debenture issued in the third quarter of calendar 2005.

Non-Interest Expenses

Employee Compensation and Benefits

Third Quarter

Employee compensation and benefits increased 83% to $77.5 million from $42.4 million in the prior year third quarter. As a percentage of net revenue, compensation and benefits totaled 70.5% in the third quarter of 2006, and 66.3% in the 2005 comparable quarter. A portion of compensation and benefits includes transition pay of $3.7 million in the third quarter of 2006 and $2.7 million in the 2005 comparable quarter, in connection with the Company's continuing expansion efforts. In addition, compensation and benefits includes $7.1 million for the quarter ended September 30, 2006, primarily stock based compensation, in acquisition related charges for payments in connection with the LM Capital Markets acquisition. Excluding the acquisition related charges, compensation and benefits as a percentage of net revenue totaled 64.1% in the third quarter of 2006 and 66.3% in the 2005 comparable quarter. The Company excludes acquisition related expenses in its analysis of compensation and benefits, a non-GAAP measure, because it believes exclusion of acquisition related compensation is a more useful tool in measuring compensation as a percentage of net revenue.

First Nine Months

Employee compensation and benefits increased 91% to $238.5 million from $124.7 million in the same period last year. As a percentage of net revenue, compensation and benefits totaled 74.1% in the first nine months of 2006 compared to 66.3% in the first nine months of 2005. A portion of compensation and benefits includes transition pay of $10.2 million and $7.4 million for the nine months ended September 30, 2006 and September 30, 2005 respectively, in connection with the Company's continuing expansion efforts. In addition, compensation and benefits includes $32.3 million for the nine months ended September 30, 2006, primarily stock based compensation, in acquisition related charges for payments in connection with the LM Capital Markets acquisition. Excluding the acquisition related charges, compensation and benefits as a percentage of net revenue totaled 64.0% for the first nine months of 2006 and 66.3% in the same period last year. The Company excludes acquisition related expenses in its analysis of compensation and benefits, a non-GAAP measure, because it believes exclusion of acquisition related compensation is a more useful tool in measuring compensation as a percentage of net revenue.

Operating Expenses

Third Quarter

Excluding compensation and benefits and non-compensation acquisition related charges, non-interest expenses increased 72% from the prior year third quarter. As a percentage of net revenue, operating expenses were 21% in both the third quarter of 2006 and 2005.

First Nine Months

Excluding compensation and benefits and non-compensation acquisition related charges, non-interest expenses increased 77% from the first nine months of 2005. As a percentage of net revenue, operating expenses were 22% in the first nine months of 2006 and 21% in the comparable period in 2005.

Business Segment Results

Private Client Group

Third Quarter

PCG net revenue for the third quarter of 2006 were $56.5 million, an increase of 10% from the third quarter of 2005 principally due to increased commissions and principal transactions and increased asset management and service fees. Asset management and service fees increased as previously noted (See Asset Management and Service Fees-Third Quarter discussion). PCG net revenue increased 3% from the second quarter of 2006. PCG recorded an operating contribution of $12.8 million, up slightly from the third quarter of 2005, and a 9% increase from the second quarter of this year.

First Nine Months

PCG net revenue for the first nine months of 2006 were $167.5 million, an increase of 14% from the same period of 2005, principally due to increased commissions and principal transactions and increased asset management and service fees offset by a decrease in investment banking. Asset management and service fees increased as previously noted (See Asset Management and Service Fees-First Nine Months discussion). PCG recorded an operating contribution of $36.9 million, a 4% increase from 2005.

Equity Capital Markets

Third Quarter

ECM recorded record net revenue of $36.7 million, an increase of 343% from the same quarter last year, principally due to increased commissions and principal transactions and increased investment banking revenue. Investment banking fees increased principally due to a $7.4 million increase in advisory fees. ECM net revenue increased 4% from the second quarter of 2006. ECM operating contribution totaled $8.1 million, a 247% increase from the third quarter of 2005 and a 2% increase from the second quarter of 2006.

First Nine Months

ECM recorded record net revenue of $105.8 million, an increase of 303% from the last year's first nine months, principally due to increased commissions and principal transactions and increased investment banking revenue. Investment banking revenue increased 86% to $38.4 million due principally to increased advisory fees of $23.2 million offset by decreased underwriting fee revenue of $5.5 million resulting from decreased banking calendars for lead or co-managed offerings. As a result of the 303% increase in net revenue and the leverage in increased production, operating contribution increased 181% to $23.6 million.

Fixed Income Capital Markets

Third Quarter

FICM posted record net revenue of $13.8 million, an increase of 363% from the prior year third quarter, principally due to increased commissions and principal transactions. FICM net revenue increased 30% from the previous quarter. During the 2006 third quarter, FICM recorded an operating contribution of $3.1 million, an increase of $3.2 million from the prior year third quarter, and an increase of 204% from the previous quarter.

First Nine Months

FICM posted record net revenue of $35.9 million, an increase of 208% from the same period last year, principally due to an increase in commissions and principal transactions offset by a decrease in investment banking. Investment banking revenue decreased as a result of decreased municipal refinancings resulting from increased interest rates. As a result of the 208% increase in net revenue and the leverage in increased production, operating contribution increased 322% to $5.9 million.

Other Segment

Third Quarter

Other Segment, which includes acquisition charges related to the LM Capital Markets acquisition, posted net revenue of $2.8 million, an increase of 114% from the prior year third quarter and an increase of 59% from the second quarter of 2006. During the third quarter, the Other Segment recorded an operating loss of $14.8 million which included acquisition related charges, primarily stock based compensation, of $7.3 million (discussed in the Core Earnings section), compared to the prior year quarter operating loss of $6.9 million.

First Nine Months

Other Segment, which includes acquisition charges related to the LM Capital Markets acquisition, posted net revenue of $12.8 million, an increase of 276% from 2005, principally as a result of an increase in gains on investments, primarily from a $5.0 million gain on our NYSE membership seat. During the first nine months, the Other Segment recorded an operating loss of $52.3 million which included acquisition related charges, primarily stock based compensation, of $33.4 million related to the acquisition charges of the LM Capital Markets business.

Stock Based Compensation

In connection with the LM Capital Markets acquisition, the Company granted 1,807,610 restricted stock units to key associates of the LM Capital Markets on January 2, 2006. The units were granted with a fair value of $37.59 per unit. The majority of the units vest ratably over a three-year period and accordingly the Company incurred a non-cash compensation charge of $5.4 million and $16.7 million, net of estimated forfeitures, for the three and nine months ended September 30, 2006, respectively.

On January 23, 2006, the Company completed its private placement of 1,052,220 shares of its common stock at $25.00 per share. The shares were purchased by key associates of the LM Capital Markets. The Company is required to charge to compensation the difference of $25.00 per share and the fair value, as determined in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004) "Share Based Payments" ("SFAS No. 123R"), of $34.27 per share. As a result, the Company incurred a non-cash compensation charge of $9.8 million in the quarter ended March 31, 2006.

Core Earnings

After adjusting for acquisition related charges, principally compensation expense recorded for stock based awards offered to key associates of LM Capital Markets and accounted for under SFAS No. 123R, non-GAAP net income and non-GAAP earnings per diluted share, our Core earnings, for the quarter ended September 30, 2006 were $9.6 million and $0.69, respectively. We believe Core earnings provides investors, rating agencies, and financial analysts with a more meaningful measure of the Company's operating performance. Core Earnings for the quarter excludes acquisition charges of approximately $7.3 million or $0.30 per diluted share. Included in these acquisition related charges are: 1) compensation charges of $7.1 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; and 2) other non-compensation acquisition charges of $212,000.

Core Earnings, for the nine months ended September 30, 2006, were $27.7 million or $1.99 per diluted share. Included in Core Earnings is $0.15 per diluted share for the gain resulting from the merger of the New York Stock Exchange and Archipelago Holdings Inc. Year to date Core Earnings excludes acquisition charges of approximately $33.4 million or $1.40 per diluted share. Included in these acquisition related charges are: 1) a compensation charge of approximately $9.8 million for the difference between the $25.00 per share offering price and the grant date fair value of $34.27 per share for the private placement of its common stock to key associates of the LM Capital Markets business; 2) compensation charges of $22.5 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; and 3) other non-compensation acquisition charges of $1.1 million. See Reconciliation of Core Earnings table.

Statement of Financial Condition

Total assets increased 34% to $1.1 billion principally as a result of increased levels of firm inventory for sale to customers. Total stockholders' equity increased $55.6 million, or 35%, to $210.7 million. The increase in equity exceeded net income due to the amortization of stock-based awards and private placement of its common stock to the key associates of the LM Capital Markets business and partially offset by repurchase of common stock.

Conference Call Information

Stifel Financial Corp. will hold a conference call November 7, 2006, at 11:00 a.m. EDT. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. operates 121 offices in 27 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily, to individual investors, professional money managers, businesses, and municipalities. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

# # # # # #

(Tables attached)

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended						Percent Change From
	9/30/2006	% of Net Revenues	6/30/2006	% of Net Revenues	9/30/2005	% of Net Revenues	6/30/2006	9/30/2005
Revenues
Commissions	$ 48,571	44.2%	$ 48,064	46.8%	$ 26,421	41.4%	1%	84%
Principal transactions	21,470	19.6%	20,754	20.2%	10,974	17.2%	3%	96%
Investment banking	19,672	17.9%	15,757	15.4%	11,707	18.3%	25%	68%
Asset management and service fees	14,560	13.2%	14,239	13.9%	11,445	17.9%	2%	27%
Other	1,047	1.0%	(98)	-0.1%	174	0.3%	n/a	502%
Total operating revenues	105,320	95.9%	98,716	96.2%	60,721	95.1%	7%	73%
Interest revenue	9,918	9.0%	8,635	8.4%	4,679	7.3%	15%	112%
Total revenues	115,238	104.9%	107,351	104.6%	65,400	102.4%	7%	76%
Less: Interest expense	5,422	4.9%	4,684	4.6%	1,542	2.4%	16%	252%
Net revenues	109,816	100.0%	102,667	100.0%	63,858	100.0%	7%	72%
Non-Interest Expenses
Employee compensation and benefits	77,466	70.5%	74,385	72.5%	42,369	66.3%	4%	83%
Occupancy and equipment rental	7,785	7.1%	7,267	7.0%	5,443	8.5%	7%	43%
Communication and office supplies	6,532	6.0%	6,483	6.3%	2,677	4.2%	1%	144%
Commissions and floor brokerage	1,866	1.7%	1,838	1.8%	946	1.5%	2%	97%
Other operating expenses	6,926	6.3%	8,721	8.5%	4,274	6.7%	-21%	62%
Total non-interest expenses	100,575	91.6%	98,694	96.1%	55,709	87.2%	2%	81%
Income before income taxes	9,241	8.4%	3,973	3.9%	8,149	12.8%	133%	13%
Provision for income taxes	3,817	3.5%	1,675	1.7%	3,253	5.1%	128%	17%
Net income	$ 5,424	4.9%	$ 2,298	2.2%	$ 4,896	7.7%	136%	11%
Per Share Information
	Three Months Ended
	9/30/2006		6/30/2006		9/30/2005		6/30/2006	9/30/2005
Earnings Per Share:
Basic	$ 0.47		$ 0.20		$ 0.50		135%	-6%
Diluted	$ 0.39		$ 0.16		$ 0.39		144%	0%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,582		11,729		9,768		-1%	19%
Diluted shares	13,931		14,132		12,544		-1%	11%

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)

	Nine Months Ended				Change
	9/30/2006	% of Net Revenues	9/30/2005	% of Net Revenues	Amount	Percent
Revenues
Commissions	$ 144,811	45.0%	$ 74,313	39.5%	$ 70,498	95%
Principal transactions	63,850	19.8%	32,716	17.4%	31,134	95%
Investment banking	51,177	15.9%	41,104	21.9%	10,073	25%
Asset management and service fees	42,297	13.1%	31,042	16.5%	11,255	36%
Other	8,307	2.6%	292	0.2%	8,015	2,745%
Total operating revenues	310,442	96.4%	179,467	95.5%	130,975	73%
Interest revenue	25,744	8.0%	12,437	6.6%	13,307	107%
Total revenues	336,186	104.4%	191,904	102.1%	144,282	75%
Less: Interest expense	14,169	4.4%	3,887	2.1%	10,282	265%
Net revenues	322,017	100.0%	188,017	100.0%	134,000	71%
Non-Interest Expenses
Employee compensation and benefits	238,545	74.1%	124,651	66.3%	113,894	91%
Occupancy and equipment rental	22,547	7.0%	16,065	8.6%	6,482	40%
Communication and office supplies	19,428	6.0%	8,129	4.3%	11,299	139%
Commissions and floor brokerage	4,971	1.6%	2,784	1.5%	2,187	79%
Other operating expenses	22,529	7.0%	11,670	6.2%	10,859	93%
Total non-interest expenses	308,020	95.7%	163,299	86.9%	144,721	89%
Income before income taxes	13,997	4.3%	24,718	13.1%	(10,721)	-43%
Provision for income taxes	5,799	1.8%	9,844	5.2%	(4,045)	-41%
Net income	$ 8,198	2.5%	$ 14,874	7.9%	$ (6,676)	-45%
Per Share Information
	Nine Months Ended				Change
	9/30/2006		9/30/2005		Amount	Percent
Earnings Per Share:
Basic	$ 0.71		$ 1.52		$ (0.81)	-53%
Diluted	$ 0.59		$ 1.19		$ (0.60)	-50%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,514		9,774		1,740	18%
Diluted shares	13,901		12,452		1,449	12%

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Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended						Percent Change From
	9/30/2006	% of Net Revenues	6/30/2006	% of Net Revenues	9/30/2005	% of Net Revenues	6/30/2006	9/30/2005
Revenues
Net revenues	$ 109,817	100.0%	$ 102,819	100.0%	$ 63,858	100.0%	7%	72%
Non-Interest Expenses
Employee compensation and benefits	70,412	64.1%	66,566	64.7%	42,369	66.3%	6%	66%
Occupancy and equipment rental	7,618	6.9%	7,082	6.9%	5,443	8.5%	8%	40%
Communication and office supplies	6,522	6.0%	6,343	6.2%	2,677	4.2%	3%	144%
Commissions and floor brokerage	1,866	1.7%	1,838	1.8%	946	1.5%	2%	97%
Other operating expenses	6,891	6.3%	8,539	8.3%	4,274	6.7%	-19%	61%
Total non-interest expenses	93,309	85.0%	90,368	87.9%	55,709	87.2%	3%	67%
Income before income taxes	16,508	15.0%	12,451	12.1%	8,149	12.8%	33%	103%
Provision for income taxes	6,887	6.2%	5,453	5.3%	3,253	5.1%	26%	112%
Core Earnings	$ 9,621	8.8%	$ 6,998	6.8%	$ 4,896	7.7%	37%	97%
Per Share Information
	Three Months Ended						Percent Change From
	9/30/2006		6/30/2006		9/30/2005		6/30/2006	9/30/2005
Earnings Per Share:
Basic	$ 0.83		$ 0.60		$ 0.50		38%	66%
Diluted	$ 0.69		$ 0.50		$ 0.39		38%	77%

Number of Shares for Earnings Per Share Computations:
Basic shares	11,582		11,729		9,768		-1%	19%
Diluted shares	13,931		14,132		12,544		-1%	11%

(1) See "Reconciliation of Core Earnings" table

Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)

	Nine Months Ended				Percent Change From
	9/30/2006	% of Net Revenues	9/30/2005	% of Net Revenues	9/30/2005
Revenues
Net revenues	$ 322,170	100.0%	$ 188,017	100.0%	71%
Non-Interest Expenses
Employee compensation and benefits	206,224	64.0%	124,651	66.3%	65%
Occupancy and equipment rental	22,068	6.9%	16,065	8.6%	37%
Communication and office supplies	19,152	5.9%	8,129	4.3%	136%
Commissions and floor brokerage	4,971	1.5%	2,784	1.5%	79%
Other operating expenses	22,218	6.9%	11,670	6.2%	90%
Total non-interest expenses	274,633	85.2%	163,299	86.9%	68%
Income before income taxes	47,537	14.8%	24,718	13.1%	92%
Provision for income taxes	19,814	6.2%	9,844	5.2%	101%
Core Earnings	$ 27,723	8.6%	$ 14,874	7.9%	86%
Per Share Information
	Nine Months Ended				Percent Change From
	9/30/2006		9/30/2005		9/30/2005
Earnings Per Share:
Basic	$ 2.41		$ 1.52		59%
Diluted	$ 1.99		$ 1.19		67%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,514		9,774		18%
Diluted shares	13,901		12,452		12%

(1) See "Reconciliation of Core Earnings" table

Stifel Financial Corp.
Reconciliation of Core Earnings (1)
Three Months Ended 9/30/06
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$109,816	($1)	$109,817	100%
Non-Interest Expenses
Compensation and benefits	77,466	7,054	70,412	64%
Operating Expenses	23,109	212	22,897	21%
Total non-interest expenses	100,575	7,266	93,309	85%
Income/(loss) before income taxes	9,241	(7,267)	16,508	15%
Provision (benefit) for income taxes	3,817	(3,070)	6,887	6%
Net Income/(Loss)	$5,424	($4,197)	$9,621	9%
Earnings per Share:
Basic	$0.47	($0.36)	$0.83
Diluted	$0.39	($0.30)	$0.69

Nine Months Ended 9/30/06
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$322,017	($153)	$322,170	100%
Non-Interest Expenses
Compensation and benefits	238,545	32,321	206,224	64%
Operating Expenses	69,475	1,066	68,409	21%
Total non-interest expenses	308,020	33,387	274,633	85%
Income/(loss) before income taxes	13,997	(33,540)	47,537	15%
Provision (benefit) for income taxes	5,799	(14,015)	19,814	6%
Net Income/(Loss)	$8,198	($19,525)	$27,723	9%
Earnings per Share:
Basic	$0.71	($1.70)	$2.41
Diluted	$0.59	($1.40)	$1.99
Annualized return on average equity	6%	(13%)	19%

  Core Earnings excludes acquisition related charges incurred in the three and nine months ended September 30, 2006. A reconciliation of Core Earnings to Net Income, the most directly comparable measure under GAAP, is included in the tables above. The Company believes that Core Earnings is a useful measure of financial performance because of its focus on the Company's results from operations. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
($ In Thousands, Except Per Share Amounts)

Segment Data

	Three Months Ended			Percent Change From		Nine Months Ended		Change
Net Revenues	9/30/2006	6/30/2006	9/30/2005	6/30/2006	9/30/2005	9/30/2006	9/30/2005	Percent
Private client	$ 56,461	$ 54,942	$ 51,260	3%	10%	$ 167,461	$ 146,680	14%
Equity capital markets	36,692	35,311	8,284	4%	343%	105,801	26,252	303%
Fixed income capital markets	13,829	10,636	2,990	30%	363%	35,934	11,679	208%
Other	2,834	1,778	1,324	59%	114%	12,821	3,406	276%
Total net revenues	$ 109,816	$ 102,667	$ 63,858	7%	72%	$ 322,017	$ 188,017	71%

Operating Contribution
Private client	$ 12,750	$ 11,690	$ 12,724	9%	0%	$ 36,875	$ 35,483	4%
Equity capital markets	8,123	7,932	2,344	2%	247%	23,557	8,396	181%
Fixed income capital markets	3,127	1,028	(36)	204%	n/a	5,875	1,391	322%
Other / unallocated overhead	(14,759)	(16,677)	(6,883)	n/a	n/a	(52,310)	(20,552)	n/a
Income before income taxes	$ 9,241	$ 3,973	$ 8,149	133%	13%	$ 13,997	$ 24,718	-43%

Statistical Information

Stockholders' Equity	$ 210,694	$ 205,440	$ 146,443	3%	44%
Book Value Per Share	$ 18.39	$ 17.57	$ 14.89	5%	24%
Total Assets	$ 1,134,194	$ 1,060,953	$ 448,025	7%	153%
Investment Executives	500	485	458	3%	9%
Full-Time Employees	1,694	1,662	1,220	2%	39%
Locations	124	121	92	2%	35%
Total Client Assets	$ 29,580,000	$ 29,462,000	$ 24,561,000	0%	20%

Stifel Financial Corp.
Statement of Operations
Quarter ended 9/30/2006
($ In Thousands, Except Per Share Amounts)
Private Client Group Segment
	Three Months Ended			Amount Change From		Nine Months Ended
Revenues	9/30/2006	6/30/2006	9/30/2005	6/30/2006	9/30/2005	9/30/2006	9/30/2005	Change
Commissions & principal transactions	36,554	36,897	34,721	-1%	5%	112,067	98,991	13%
Investment banking	2,652	2,154	2,880	23%	-8%	6,677	10,773	-38%
Asset management and service fees	14,553	14,205	11,438	2%	27%	42,250	31,021	36%
Other	198	(58)	111	n/a	78%	506	170	198%
Operating Revenues	53,957	53,198	49,150	1%	10%	161,500	140,955	15%
Interest Income	5,320	5,142	3,870	3%	37%	15,131	10,137	49%
Total Revenues	59,277	58,340	53,020	2%	12%	176,631	151,092	17%
Interest Expense	2,816	3,398	1,760	-17%	60%	9,170	4,412	108%
Net Revenues	56,461	54,942	51,260	3%	10%	167,461	146,680	14%
Non-Interest Expenses
Employee compensation and benefits	34,704	34,880	30,941	-1%	12%	104,625	88,894	18%
Operating expenses	9,007	8,372	7,595	8%	19%	25,961	22,303	16%
Total non-interest expenses	43,711	43,252	38,536	1%	13%	130,586	111,197	17%
Income before income taxes	12,750	11,690	12,724	9%	0%	36,875	35,483	4%
Ratios to Net Revenues
Compensation & Benefits	61.5%	63.5%	60.4%			62.5%	60.6%
Operating expenses	16.0%	15.2%	14.8%			15.5%	15.2%
Income before income taxes	22.6%	21.3%	24.8%			22.0%	24.2%
Equity Capital Markets Segment
	Three Months Ended			Amount Change From		Nine Months Ended
Revenues	9/30/2006	6/30/2006	9/30/2005	6/30/2006	9/30/2005	9/30/2006	9/30/2005	Change
Commissions & principal transactions	22,074	22,633	1,629	-2%	1255%	66,429	5,619	1082%
Investment banking	14,313	12,177	6,684	18%	114%	38,390	20,676	86%
Asset management and service fees	6	33	2	-82%	200%	44	10	340%
Other	210	383	38	-45%	453%	695	143	386%
Operating Revenues	36,603	35,226	8,353	4%	338%	105,558	26,448	299%
Interest Income	124	160	-	-23%	n/a	408	116	252%
Total Revenues	36,727	35,386	8,353	4%	340%	105,966	26,564	299%
Interest Expense	35	75	69	-53%	-49%	165	312	-47%
Net Revenues	36,692	35,311	8,284	4%	343%	105,801	26,252	303%
Non-Interest Expenses
Employee compensation and benefits	20,898	19,267	4,528	8%	362%	59,862	13,531	342%
Operating expenses	7,671	8,112	1,412	-5%	443%	22,382	4,325	418%
Total non-interest expenses	28,569	27,379	5,940	4%	381%	82,244	17,856	361%
Income before income taxes	8,123	7,932	2,344	2%	247%	23,557	8,396	181%
Ratios to Net Revenues
Compensation & Benefits	57.0%	54.6%	54.7%			56.6%	51.5%
Operating expenses	20.9%	23.0%	17.0%			21.2%	16.5%
Income before income taxes	22.1%	22.5%	28.3%			22.3%	32.0%
Fixed Income Capital Market Segment
	Three Months Ended			Amount Change From		Nine Months Ended
Revenues	9/30/2006	6/30/2006	9/30/2005	6/30/2006	9/30/2005	9/30/2006	9/30/2005	Change
Commissions & principal transactions	11,412	9,288	1,200	23%	851%	30,164	5,335	465%
Investment banking	2,707	1,426	1,977	90%	37%	6,110	6,715	-9%
Asset management and service fees	1	1	7	0%	-86%	3	11	-73%
Other	-	-	-	n/a	n/a	-	6	-100%
Operating Revenues	14,120	10,715	3,184	32%	343%	36,277	12,067	201%
Interest Income	5,860	4,729	203	24%	2787%	12,910	546	2264%
Total Revenues	19,980	15,444	3,387	29%	490%	49,187	12,613	290%
Interest Expense	6,151	4,808	397	28%	1449%	13,253	934	1319%
Net Revenues	13,829	10,636	2,990	30%	363%	35,934	11,679	208%
Non-Interest Expenses
Employee compensation and benefits	8,320	7,006	2,069	19%	302%	22,525	7,389	205%
Operating expenses	2,382	2,602	957	-8%	149%	7,534	2,899	160%
Total non-interest expenses	10,702	9,608	3,026	11%	254%	30,059	10,288	192%
Income before income taxes	3,127	1,028	(36)	204%	n/a	5,875	1,391	322%
Ratios to Net Revenues
Compensation & Benefits	60.2%	65.9%	69.2%			62.7%	63.3%
Operating expenses	17.2%	24.5%	32.0%			21.0%	24.8%
Income before income taxes	22.6%	9.7%	-1.2%			16.3%	11.9%

Stifel Financial Corp.
Consolidated Statements of Financial Condition
(In thousands)
			Increase/(Decrease)
	9/30/2006	12/31/2005	Amount	Percent
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$ 48,120	12,529	$ 35,591	284.1%
Cash segregated under federal and other regulations	27	6	21	350.0%
Securities purchased under agreements to resell	160,420	65,599	94,821	144.5%
Receivables from brokers and dealers	123,850	89,968	33,882	37.7%
Receivables from customers	265,546	259,389	6,157	2.4%
Securities owned, at fair value	382,374	240,725	141,649	58.8%
Memberships in exchanges	168	275	(107)	-38.9%
Office equipment and leasehold improvements	13,203	11,422	1,781	15.6%
Loans and advances to investment executives and other employees	24,960	21,105	3,855	18.3%
Goodwill and intangible assets	13,407	13,849	(442)	-3.2%
Deferred tax asset	12,234	10,336	1,898	18.4%
Misc. other assets	89,885	116,798	(26,913)	-23.0%
Other Assets	102,119	127,134	(25,015)	-19.7%
Total Assets	$ 1,134,194	$ 842,001	$ 292,193	34.7%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Short-term borrowings from banks	$ 245,910	141,000	$ 104,910	74.4%
Payables to brokers and dealers	144,729	98,630	46,099	46.7%
Payables to customers	68,166	78,456	(10,290)	-13.1%
Securities sold, but not yet purchased, at fair value	281,412	146,914	134,498	91.5%
Drafts payable	22,652	29,697	(7,045)	-23.7%
Accrued employee compensation	39,920	35,154	4,766	13.6%
Accounts payable and accrued Expenses	23,267	59,875	(36,608)	-61.1%
Debenture to Stifel Financial Capital Trust I	34,500	34,500	-	0.0%
Debenture to Stifel Financial Capital Trust II	35,000	35,000	-	0.0%
Other	24,598	24,598	-	0.0%
Total Liabilities	920,154	683,824	236,330	34.6%

Liabilities subordinated to claims of general creditors	3,346	3,084	262	8.5%

Stockholders' Equity
Common stock	1,786	1,161	625	53.8%
Additional paid-in capital	131,897	75,225	56,672	75.3%
Retained earnings	88,044	80,279	7,765	9.7%
	221,727	156,665	65,062	41.5%
Less: Treasury stock, at cost	9,626	9	9,617	106855.6%
Less: Unearned ESOP Shares, at cost	1,407	1,563	(156)	-10.0%
Total Stockholders' Equity	210,694	155,093	55,601	35.9%
Total Liabilities & Stockholders' Equity	$ 1,134,194	$ 842,001	$ 292,193	34.7%